Exhibit 10.2
ANTHROPIC, PBC
2026 EQUITY INCENTIVE PLAN
1.Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Independent Contractors with long-term equity-based compensation to align their interests with the Company’s stockholders; and (c) to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Stock Bonus Awards.
2.Definitions. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Affiliate” means a Parent, a Subsidiary or any corporation or other entity in which the Company has an equity or other ownership interest or that is directly or indirectly controlled by, controls, or is under common control with the Company, in all cases, as determined by the Board, whether now or hereafter existing.
(c)“Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Affiliate, as such laws, rules, and regulations shall be in effect from time to time.
(d)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Stock Bonus Awards.
(e)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan. Stock Bonus Awards may, but are not required to, have an Award Agreement.
(f)“Board” means the Board of Directors of the Company.
(g)“Cause” means, with respect to the termination of a Participant’s status as a Service Provider, except as otherwise defined in an Award Agreement, (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import) or where it only applies upon or in connection with the occurrence of a change in control and one has not yet taken place): (A) any material breach by Participant of any material written agreement between Participant and the Company and Participant’s failure to cure such breach within thirty (30) days after receiving written notice thereof, that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (B) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (C) Participant’s repeated failure to follow reasonable and lawful instructions from the Board, the Chief Executive Officer or Participant’s direct supervisor(s) and Participant’s failure to cure such condition within thirty (30) days after receiving written notice thereof; (D) Participant’s conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (E) Participant’s commission of or participation in an act of fraud against the Company; (F) Participant’s intentional material damage to the Company’s business, property or reputation; or (G) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of their relationship with the Company; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies upon or in connection with the occurrence of a change in control, such definition of “cause” shall not apply unless a change in control actually takes place and then only with regard to a termination that occurs upon or in connection with such change in control. For purposes of clarity, a termination without “Cause” does not include any termination that occurs solely as a result of Participant’s death or Disability. The determination as to whether a Participant’s status as a Service Provider for purposes of the Plan has been terminated for Cause shall be made in good faith by any proper officer of the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, subject to Applicable Laws. For purposes of this definition of Cause, the term “Company” will be interpreted to include any Affiliate, or any successor thereto, if appropriate.
(h)“Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:
(i)The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the shares of capital stock of the Company immediately prior to such merger, consolidation or reorganization cease to represent immediately after such merger, consolidation or reorganization at least a majority of the voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization in substantially the same proportions immediately after such merger, consolidation or reorganization as in effect immediately prior to such merger, consolidation or reorganization;
(ii)The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Company securities immediately prior to such transaction, or (z) to a continuing or surviving entity described in Section 2(h)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(h)(i));
(iii)A change in the effective control of the Company, which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(iv)The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities.
For purposes of this Section 2(h), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:
(1)a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate;
(2)a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company;
(3)the Company; and
(4)a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.
No transaction or transactions shall constitute a Change in Control:
(A)as the result of the initial effectiveness of the Company’s amended and restated certificate of incorporation that will become effective immediately prior to the closing of the initial public offering of shares of the Common Stock;
(B)under Section 2(h)(iii) until after the occurrence of the Sunset Time;

(C)if its primary purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions; or
(D)if required for compliance with Code Section 409A, in no event will a Change in Control be deemed to have occurred if a transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(i)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(j)“Code Section 409A” means Code Section 409A, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(k)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board or a committee of the Board in accordance with Section 4 of the Plan.
(l)“Common Stock” means the Class A Common Stock of the Company.
(m)“Company” means Anthropic, PBC, a Delaware public benefit corporation, or any successor thereto.
(n)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a transfer of all or substantially all of the Company’s assets;
(ii)a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person; or
(iii)the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock.
For purposes of this Section 2(n), no changes that result from the initial effectiveness of the Company’s amended and restated certificate of incorporation that will become effective immediately prior to the closing of the initial public offering of shares of the Common Stock will result in a Corporate Transaction.

(o)“Director” means a member of the Board.
(p)“Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time. Notwithstanding the foregoing, if the Participant resides outside the U.S., “Disability” shall have such meaning as is required by Applicable Laws if different.
(q)“Effective Date” means the day immediately prior to the date on which the registration statement covering the initial public offering of the shares of the Common Stock is declared effective by the U.S. Securities and Exchange Commission.
(r)“Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)“Exchange Program” means a program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under the Plan or a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii).
(u)“Existing Plan” means the Amended & Restated 2021 Stock Plan maintained by the company as of immediately prior to the Effective Date.
(v)“Existing Plan Awards” means any (i) stock option or restricted stock unit award issued and outstanding under the Existing Plan as of immediately prior to the termination of the Existing Plan on the Effective Date (excluding restricted stock unit awards that have satisfied any applicable time and service based vesting conditions as of such time), and (ii) shares of Voting Common Stock previously issued under the Existing Plan pursuant to a stock option or restricted stock award, which shares are outstanding and subject to vesting, repurchase and/or forfeiture as of immediately prior to the termination of the Existing Plan on the Effective Date.
(w)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in such source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator in compliance with Applicable Laws and regulations and in a manner that complies with Code Section 409A.
Notwithstanding the foregoing, the Administrator may use any method to determine the fair market value used in connection with the reporting of, or withholding in relation to, Tax-Related Items or any matter other than setting the exercise price for Options or Stock Appreciation Rights, which method may be the same as, or vary from, subsections (i) through (iii) above, as determined in the Administrator’s sole and absolute discretion.
(x)“Fiscal Year” means the fiscal year of the Company.
(y)“Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.
(z)“Independent Contractor” means any person or entity, including an advisor, consultant or agent, engaged by the Company or an Affiliate to render services to such entity or who renders, or has rendered, services to the Company, or any Affiliate and is compensated for such services, including, without limitation, any person or entity that renders, or has rendered, such services to the Company, or any Affiliate as an employee of a staffing agency, professional employer organization (PEO), employer of record (EOR), consulting firm or similar entity or arrangement.
(aa)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(bb)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(cc)“Option” means a stock option granted pursuant to the Plan.
(dd)“Outside Director” means a Director who is not an Employee.
(ee)“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
(ff)“Participant” means the holder of an outstanding Award.

(gg)“Performance Goal” means a formula or standard determined by the Administrator with respect to each Performance Period based on one or more criteria and any adjustment(s) thereto established by the Administrator in its sole and absolute discretion. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any Affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.
(hh)“Performance Period” means the time period during which the Performance Goals or other vesting provisions must be satisfied for Awards. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Administrator.
(ii)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(jj)“Plan” means this 2026 Equity Incentive Plan.
(kk)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.
(ll)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(mm)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(nn)“Section 16(b)” means Section 16(b) of the Exchange Act.
(oo)“Service Provider” means an Employee, Director or Independent Contractor.
(pp)“Share” means a share of Common Stock, as adjusted in accordance with Section 15 of the Plan.
(qq)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a Stock Appreciation Right.

(rr)“Stock Bonus Award” means an Award granted pursuant to Section 10 of the Plan.
(ss)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
(tt)“Sunset Time” means the time at which both the Class F Sunset Time and the Class T Sunset Time have occurred, as such terms are defined in the Company’s amended and restated certificate of incorporation that will become effective immediately prior to the closing of the initial public offering of Shares of the Common Stock.
(uu)“Tax-Related Items” means income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.
3.Stock Subject to the Plan.
(a)Stock Subject to the Plan. Subject to the provisions of Sections 3(b) and 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan will not exceed:
(i)      Shares of Common Stock, plus
(ii)a total number of Shares of Common Stock equal to (1) plus (2) below, provided such amount shall not exceed a maximum of      Shares of Common Stock:
(1)the number equal to the total shares of Voting Common Stock available for issuance pursuant to the Existing Plan immediately prior to the termination of the Existing Plan on the Effective Date, plus
(2)the number equal to the total shares of Voting Common Stock subject to Existing Plan Awards that, after the Effective Date, would have returned to the Existing Plan and become available for issuance pursuant to future awards under the Existing Plan pursuant to Section 3 thereof had the Existing Plan not terminated on the Effective Date.
The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 15 of the Plan, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in this Section 3(a) plus, to the extent allowable under Code Section 422 and the regulations promulgated thereunder, any Shares that again become available for issuance pursuant to Section 3(c).
(b)Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2027 Fiscal Year and ending on (and including) the first day of the 2036 Fiscal Year, in each case, in an amount equal to the lesser of (i) 5% of the total number of shares of Company common stock (including only, for the avoidance of doubt, all classes of common stock issued by the Company that carry economic rights) outstanding on the last day of the calendar month prior to the date of such automatic increase (calculated on an as-converted basis), and (ii) such number of Shares determined by the Board.
(c)Lapsed Awards. To the extent an Award shall expire or be forfeited or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards.  In addition, any Shares which are retained by the Company upon exercise or settlement of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards.  Shares issued under the Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at a price no greater than the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a Participant ceasing to be a Service Provider) shall again be available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.
(d)Assumption or Substitution of Awards by the Company. In connection with the acquisition of another company, the Administrator may determine to substitute or assume outstanding awards granted by such other company by either: (a) assuming such award under this Plan or (b) granting an Award under this Plan in substitution of such other company’s award. Such assumption or substitution will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Administrator elects to assume an award granted by another company, subject to the requirements of Code Section 409A, the purchase price or the exercise price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately. In the event the Administrator elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under this Plan shall not reduce the number of Shares authorized for grant under the Plan.

4.Administration of the Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder may be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(b)Powers of the Administrator. Subject to the provisions of the Plan and Applicable Laws and/or any applicable Award Agreement, the Administrator will have the authority, in its discretion:
(i)to determine the Fair Market Value in accordance with Section 2(w)(iii);
(ii)to select the Service Providers to whom Awards may be granted hereunder;
(iii)to determine the number of Shares to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder; such terms and conditions may include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)to institute and determine the terms and conditions of an Exchange Program;
(vii)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(viii)to correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(ix)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying non-U.S. Applicable Laws, for qualifying for favorable tax treatment under non-U.S. Applicable Laws or facilitating compliance with non-U.S. Applicable Laws (sub-plans may be created for any of these purposes);
(x)to modify or amend each Award (subject to Section 22 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, to accelerate vesting and to extend the maximum term of an Option (subject to the terms and conditions of the Plan and compliance with all Applicable Laws);
(xi)adjust Performance Goals to take into account changes in Applicable Laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Administrator deems necessary or appropriate to avoid windfalls or hardships;
(xii)to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;
(xiii)to authorize any person to execute on behalf of the Company any instrument required to give effect to the grant of an Award previously granted by the Administrator;
(xiv)to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and
(xv)to make all other determinations deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and other persons and will be given the maximum deference permitted by Applicable Law.
(d)Delegation. To the extent permitted by Applicable Laws, the Board or Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or Officers.
(e)Administration of Awards Subject to Performance Goals. The Administrator will, in its sole discretion, determine the Performance Goals, if any, applicable to any Award (including any adjustment(s) thereto that will be applied in determining the achievement of such Performance Goals). The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator shall determine and approve the extent to which such Performance Goals have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned.

5.Award Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Bonus Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary.
6.Stock Options.
(a)Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Limitations on Incentive Stock Options. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares subject to each Option will be determined as of the date the Option with respect to such Shares is granted.
(c)Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, if on the last business day of the term of an Option, a Participant is prohibited from exercising the Option and/or engaging in any open-market sales of Common Stock by Applicable Law or pursuant to a “blackout period” set forth in a generally applicable written Company policy, the Administrator may unilaterally amend the Option to extend the term to the date that is thirty (30) days following the date the Participant is no longer prohibited from exercising the Option and/or engaging in such open-market sales; provided that the foregoing will not apply to the extent it would result in any Incentive Stock Option having a maximum term that is longer than is specified in this Section 6(c) or would result in a violation of Code Section 409A.

(d)Option Exercise Price and Consideration.
(i)Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the provisions set forth below.
(1)In the case of an Incentive Stock Option:
(A)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or
(B)granted to any Employee other than an Employee described in paragraph (A) above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a) or as otherwise permitted by Applicable Laws.
(ii)Exercisability and Vesting. At the time an Option is granted, the Administrator will fix the period within which the Option may vest and/or be exercised and will determine any conditions that must be satisfied before the Option may vest and/or be exercised. An Option will vest and/or become exercisable at such time, and upon such terms, as are determined by the Administrator, which may include completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If an Option vests and/or becomes exercisable based on the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.
(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(e)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment of the exercise or purchase price for the Shares with respect to which the Option is exercised (together with full payment of any applicable taxes or other amounts required to be withheld or deducted with respect to the Option). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and their spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or an applicable Award Agreement.
(ii)Termination of Relationship as a Service Provider for any reason other than Disability, Death or Cause. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s Disability, death or Cause, the Participant may exercise their Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, unless otherwise terminated pursuant to the terms of the Plan, the Option will remain exercisable until the expiration of the term of such Option as set forth in the Award Agreement.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise their Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award

Agreement, unless otherwise terminated pursuant to the terms of the Plan, the Option will remain exercisable until the expiration of the term of such Option as set forth in the Award Agreement.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, unless otherwise terminated pursuant to the terms of the Plan, the Option will remain exercisable until the expiration of the term of such Option as set forth in the Award Agreement.
(v)Termination for Cause. If a Participant ceases to be a Service Provider as a result of being terminated for Cause, any outstanding Option (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon the Participant being first notified of their termination for Cause and the Participant will be prohibited from exercising their Option from and after the date of such notification. All the Participant’s rights under any Option, including the right to exercise the Option, may be suspended pending an investigation of whether Participant will be or was terminated for Cause.
(vi)Automatic Extension Due to Trading Restrictions. Notwithstanding anything herein to the contrary, if, on the last business day of a post-termination exercise period during which an Option would otherwise be exercisable, a Participant is prohibited by Applicable Law or a “blackout period” pursuant to a generally applicable written Company policy from exercising the Option and/or engaging in any open-market sales of Common Stock, the final exercise date of such Option will be automatically extended to the date that is thirty (30) days following the date the Participant is no longer prohibited from exercising the Option and/or engaging in such open-market sales, provided such date shall in no event be later than the expiration of the term of such Option as set forth in the applicable Award Agreement.
(vii)Expiration of Unvested Shares. Unless otherwise provided by the Administrator, if on the date a Participant ceases to be a Service Provider, the Participant is not vested as to their entire Option (after giving effect to any acceleration provisions that apply to such Option), the unvested portion of the Option will automatically and immediately terminate and the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise their Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Vesting Criteria and Other Terms. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the Period of Restriction has lapsed. The Period of Restriction will lapse at such time, and upon such terms, as are determined by the Administrator, which may include the completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If the Period of Restriction will lapse upon the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.
(c)Transferability. Except as provided in this Section 7, the Award Agreement or other written agreement between the Company or any of its Affiliates and an applicable Participant, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Dividends and Other Distributions. Unless otherwise provided by the Administrator, during the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares and any such dividends or distributions will be subject to the same terms, including, without limitation, vesting and restrictions on transferability and forfeitability, as the Shares of Restricted Stock with respect to which they were paid.

(h)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be cancelled and returned as unissued Shares to the Company and again will become available for grant under the Plan.
8.Restricted Stock Units.
(a)Grant. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Unit Awards to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Restricted Stock Units granted under the Plan, including the number of Restricted Stock Units subject to such grant, will be evidenced by an Award Agreement setting forth the terms, conditions, and restrictions (if any) applicable to the grant.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria and other terms applicable to Restricted Stock Unit Awards in its discretion, which, depending on the extent to which the vesting criteria and other terms are met, will determine the number of Restricted Stock Units that settle into shares of Common Stock. A Restricted Stock Unit Award will vest at such time, and upon such terms, as are determined by the Administrator, which may include upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If Restricted Stock Units vest based upon satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria and any other conditions, the Participant will be entitled to have the Restricted Stock Units settled as determined by the Administrator, subject to the limitations set forth herein or in an applicable Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria or other conditions that must be met for the Restricted Stock Units to settle.
(d)Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof. Unless otherwise provided by the Administrator, such dividend equivalents shall be subject to the same terms, restrictions and risk of forfeiture as the Restricted Stock Units with respect to which the dividends accrue and shall not be settled unless and until the related Restricted Stock Units have vested and been earned.
(e)Form and Timing of Settlement. Settlement of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f)Cancellation. On the date set forth in the Award Agreement, all Shares underlying any unvested, unearned Restricted Stock Units (after giving effect to any applicable acceleration provisions that apply to such Restricted Stock Units) will be forfeited to the Company and the underlying Shares will be available for future issuance under the Plan.
9.Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Stock Appreciation Rights to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Exercise Price and Other Terms. Each Award of Stock Appreciation Rights will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Rights, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The per share exercise price for the Shares to be issued pursuant to exercise of Stock Appreciation Rights will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(c)Exercisability and Vesting. Stock Appreciation Rights will vest and/or become exercisable at such time, and upon such terms, as are determined by the Administrator, which may include completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If Stock Appreciation Rights vest and/or becomes exercisable based on the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.
(d)Expiration of Stock Appreciation Rights. Stock Appreciation Rights granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(c) of the Plan relating to the maximum term and Section 6(e) of the Plan relating to exercise also will apply to Stock Appreciation Rights, mutatis mutandis.
(e)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)the amount, if any, by which the Fair Market Value of a Share on the date of exercise exceeds the exercise price; by

(ii)the number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may only be made in cash, in Shares of equivalent value, or in some combination thereof.
10.Stock Bonus Awards.
(a)Stock Bonus Awards. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Stock Bonus Awards to Service Providers in such amounts, and subject to such terms, as the Administrator, in its sole discretion, will determine. A Stock Bonus Award is an award of Shares without a purchase price. All Stock Bonus Awards may be made, but are not required to be made, pursuant to an Award Agreement.
(b)Form and Timing of Payment. Payment of a Stock Bonus Award may be made in the form of cash, Shares, or a combination thereof, based on the Fair Market Value of the Shares subject to the Stock Bonus Award on the date of payment, as determined in the sole discretion of the Administrator.
11.Outside Director Limitations. Stock awards granted during a single Fiscal Year under the Plan or otherwise, taken together with any cash fees paid during such Fiscal Year for services on the Board, shall not exceed $1,000,000 in total value for any Outside Director, except with respect to the first year of service in which case any stock awards granted and cash fees paid will not exceed $2,000,000 in total value (calculating the value of any such stock awards, in each case, based on the grant date fair value of such stock awards for financial reporting purposes). Such applicable limit shall include the value of any stock awards that are granted in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments. Stock awards granted to an individual while they were serving in the capacity as an Employee or while they were an Independent Contractor but not an Outside Director will not count for purposes of the limitations set forth in this Section 11.
12.Leaves of Absence/Transfer Between Locations. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and shall be suspended during any unpaid leave (unless otherwise required by Applicable Laws). A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company or any Affiliate. If an Employee is holding an Incentive Stock Option and such leave exceeds three (3) months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and beginning six (6) months following the first (1st) day of such leave, the Incentive Stock Option shall thereafter automatically be treated for tax purposes as a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.
13.Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of their services for the Company or any Affiliates is reduced or increased (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from full-time to part-time or part-time to full-time), the Administrator, in its sole discretion, may (i) make a corresponding reduction or increase in the number of Shares or cash amount subject to any portion of any outstanding Award that is scheduled to vest, settle and/or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction or increase, extend, shorten or otherwise revise the vesting, settlement and/or payment schedule applicable to any outstanding Award (in accordance with all Applicable Laws, including, without limitation, Code Section 409A, as applicable). For the avoidance of doubt although the Administrator has the authority under this section to increase the portion of an Award that vests in a particular time period, the maximum number of Shares subject to an Award may not be increased above the maximum number of Shares granted pursuant to such Award, as adjusted under Section 15. In the event the Administrator takes any action pursuant to this Section 13, the Participant will have no right with respect to any portion of any affected Award.
14.Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate provided, however, that in no event may any Award be transferred for consideration to a third-party financial institution.
15.Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend or distribution of property, including shares of a subsidiary) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan, the number, class, kind and price of securities covered by each outstanding Award and/or the terms and conditions of any outstanding Award (including, without limitation, any applicable performance targets or criteria with respect thereto). Notwithstanding the foregoing, all adjustments under this Section 15 shall be made in a manner that does not result in taxation under Code Section 409A.

(b)Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such proposed action.
(c)Corporate Transaction. In the event of a Corporate Transaction, each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or other equity awards for such outstanding Awards; (D) the cancellation of such outstanding Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the Shares subject to the Awards; provided that, at the discretion of the Administrator and to the extent permissible under all Applicable Laws (including without limitation Code Section 409A), such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; (E) the full or partial acceleration of vesting, settlement, payment and/or expiration of such outstanding Awards as of immediately prior to the Corporate Transaction; (F) the full or partial lapse of forfeiture, repurchase or reacquisition rights with respect to Shares previously acquired pursuant to any Awards as of immediately prior to the Corporate Transaction; (G) the opportunity for Participants to exercise outstanding Options and/or Stock Appreciation Rights prior to the occurrence of the Corporate Transaction and the termination (for no consideration) upon the consummation of such Corporate Transaction of any Options and/or Stock Appreciation Rights not exercised prior thereto; or (H) the cancellation of outstanding Awards in exchange for no consideration.
(d)Change in Control. An Award may be subject to additional acceleration of vesting, settlement, payment and/or expiration upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur unless approved by the Administrator.
16.Tax.
(a)Withholding Requirements. Subject to any limitations provided in an applicable Award Agreement, prior to the delivery of any Shares or cash pursuant to an Award (or exercise or settlement thereof) or prior to any time the Award or Shares are subject to taxation or other Tax-Related Items, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that the Company or any Affiliate is required to withhold or deduct or that is otherwise applicable with respect to such Award.
(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time (but subject to any limitations set forth in an applicable Award Agreement), may require a Participant to satisfy such withholding or deduction obligations or any other Tax-Related Items, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares, (iii) delivering to the Company already-owned Shares, or (iv) such other method as may be set forth in the Award Agreement; provided that, unless specifically permitted by the Company, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or Shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or Shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The Fair Market Value of the Shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with Applicable Laws.
(c)Compliance With Code Section 409A. If applicable, Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of the application of Code Section 409A.
17.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Affiliate, nor will they interfere in any way with the Participant’s right or the Company’s or any Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
18.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
20.Clawback/Recovery. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and/or benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award granted under the Plan shall be subject to the Company’s clawback policy as may be in effect as of the date of grant of such Award, or as such policy is amended or another policy is adopted to comply with Applicable Laws, as applicable. The Administrator may require a Participant to forfeit or return to and/or reimburse the Company for all or a portion of the Award and/or Shares issued under the Award, any amounts paid under the Award, and any payments or proceeds paid or provided upon disposition of the Shares issued under the Award, pursuant to the terms of such Company policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 20 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Company policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Affiliate.
21.Term of Plan. Subject to Section 25 of the Plan, the Plan will become effective as of the Effective Date. The Plan will continue in effect until terminated under Section 22 of the Plan, but no Options that qualify as Incentive Stock Options may be granted after ten (10) years from the earlier of the Board or stockholder approval of the Plan.
22.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. Subject to Section 22(d) of the Plan, no amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(d)Exceptions to Consent Requirement. Subject to any limitations of Applicable Laws and notwithstanding Section 22(c) of the Plan, the Administrator may amend the terms of any one or more Awards or the Plan without an affected Participant’s consent, even if such amendment materially impairs such Participant’s rights, if the amendment is made: (i) in a manner specified by the Plan; (ii) to maintain the qualified status of an Award as an Incentive Stock Option under Code Section 422; (iii) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Code Section 422 or resets the Incentive Stock Option holding periods applicable to the Award; (iv) to clarify the manner of exemption from, or compliance with, Code Section 409A, in each case so as to avoid the imposition of additional tax or interest under Code Section 409A; or (v) to comply with other Applicable Laws.
23.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to the vesting, exercise, settlement or payment (as applicable) of an Award unless the vesting, exercise, settlement or payment of such Award and the issuance and delivery of such Shares or cash will comply with Applicable Laws as determined by the Company in good faith.
(b)Investment Representations. As a condition to the vesting, exercise, settlement or payment of an Award, the Company may require the Participant to represent and warrant at the time of any such vesting, exercise, settlement or payment that the Shares are being purchased or issued only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
24.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
25.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
26.Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.